UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Item 3.01	Material Modification to Rights of Security Holders.

As previously reported on a Current Report on Form 8-K/A filed on October 21, 2013, effective January 1, 2013, Spherix Incorporated (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) Equity Stock Transfer, LLC, as rights agent (the “Rights Agent”). Effective July 15, 2016 and as reported on a Current Report on Form 8-K filed on June 21, 2016, the Company replaced Equity Stock Transfer, LLC with Transfer Online Inc as Rights Agent.

On June 9, 2017, the Company and Transfer Online Inc. amended and restated the Rights Agreement to extend the expiration date of the rights contained therein from December 31, 2017 to December 31, 2020 (the “A&R Rights Agreement”).

The foregoing description of the A&R Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement, dated as of June 9, 2017, by and between the Company and Transfer Online Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIX INCORPORATED

Date: June 9, 2017	By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer